SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15d of the
Securities Exchange Act of 1934

Date of report: October 23, 2000
(Date of earliest event reported)

Old Kent Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-14591 (Commission File Number)	38-1986608 (IRS Employer Identification No.)

111 Lyon Street, N.W. Grand Rapids, Michigan (Address of Principal Executive Offices)		49503 (Zip Code)

Registrant's telephone number,
including area code: (616) 771-5000

Item 5.	Other Events.

                    Old Kent Financial Corporation intends to participate in UBS Warburg's Regional Banks Conference on October 23, 2000 in New York City to invitees of UBS Warburg. Old Kent's management is scheduled to begin its presentation at approximately 1:30 p.m. (Eastern Time) and conclude at approximately 2:00 pm. UBS Warburg ("UBSW") has advised Old Kent that it has invited properly credentialed media representatives to attend this conference. For further information, UBSW requests that interested parties contact Tory Hayes (ext. 16) at Emmanual Kerr Kilsby at 203-406-8800.

                    USBW has also made this event accessible to the public by telephone. This event may be accessed on a live or replay basis (for four weeks) by dialing 402-220-0714.

                    Old Kent also intends to post its presentation materials to its website www.oldkent.com. Copies may also be requested by dialing Old Kent's Investor Relations Department at 616-771-5663.

Forward Looking Statement

Old Kent's discussion during this conference may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, expressions such as "expects", "anticipates", "plans", "is likely", "will", "projects", "estimates", "believes", "should", "forecasts", "opinion", and "judgment". Forward-looking statements are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those expressed or implied by forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to, changes in interest rates and interest rate relationships, demand for products and services, competitive factors, the impact of technological changes, trends in customer behavior, credit worthiness, and the general economic climate. Old Kent undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this discussion.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized .

Dated: October 19, 2000	OLD KENT FINANCIAL CORPORATION (Registrant) By: /s/ Albert T. Potas Albert T. Potas Its Senior Vice President